CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-51223, 333-40264 and 333-108992 on Form S-8 of our report dated February 24, 2010, appearing in this Annual Report on Form 11-K of the Employee Savings and Thrift Plans (Saudi Arabia) of The Procter & Gamble Company for the year ended December 31, 2009.

Deloitte & Touche
Bakr Abulkhair & Co.

/s/ Al-Mutahhar Y. Hamiduddin

Al-Mutahhar Y. Hamiduddin
License No. 296
March 24, 2010